                                                                  Exhibit Number
                                                                            99.1


(CHS LOGO)     COMMUNITY HEALTH
               SYSTEMS, INC.


 Investor Contact:     W. Larry Cash
                       Executive Vice President
                       and Chief Financial Officer
                       (615) 373-9600



                    COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES
      FIRST QUARTER 2005 RESULTS WITH NET OPERATING REVENUES UP 16.1%, AND
         INCOME FROM CONTINUING OPERATIONS PER SHARE (DILUTED) UP 27.5%

           ----------------------------------------------------------

BRENTWOOD, TN. (April 27, 2005) -- Community Health Systems, Inc. (NYSE: CYH) today announced financial and operating results for the first quarter ended March 31, 2005.

      Net operating revenues for the first quarter ended March 31, 2005, totaled $914.1 million, a 16.1% increase compared with $787.4 million for the same period last year. Income from continuing operations increased 14.7% to $47.7 million, or $0.51 per share (diluted), on 98.1 million weighted average shares outstanding for the quarter ended March 31, 2005, compared with $41.6 million, or $0.40 per share (diluted), on 109.1 million weighted average shares outstanding for the same period last year. Net income decreased 11.6% to $36.0 million, or $0.39 per share (diluted), compared with $40.7 million, or $0.39 per share (diluted), for the same period last year. Loss on discontinued operations for the quarter ended March 31, 2005 consists of an after-tax loss of approximately $11.7 million, or $0.12 per share (diluted), related to the sale of four hospitals, one of which was designated as being held for sale at December 31, 2004, as well as the termination of one hospital's lease during the quarter ended March 31, 2005. Refer to pages 3 and 4 for "Financial Highlights."

      Adjusted EBITDA for the first quarter of 2005 was $142.1 million, compared with $123.6 million for the same period last year, representing a 15.0% increase. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations and minority interest in earnings. The Company uses adjusted EBITDA as a measure of liquidity. Net cash provided by operating activities for the first quarter of 2005 was $148.7 million, compared with $61.7 million for the same period last year, an increase of 140.9%.

      The consolidated financial results for the first quarter ended March 31, 2005, reflect a 10.5% increase in total admissions compared with the same period last year. This increase is attributable to strong same-store performance and hospitals acquired during 2005 and 2004. On a same-store basis, admissions increased 4.0% and adjusted admissions increased 2.8%, compared with the same period last year. A strong flu season and respiratory - related volume contributed to these increases. On a same-store basis, net operating revenues increased 8.4%, compared with the same period last year.



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


CYH Announces First Quarter 2005 Results
Page 2
April 27, 2005

         Commenting on the results, Wayne T. Smith, chairman, president and chief executive officer of Community Health Systems, Inc. stated, "We are very pleased with the solid first quarter performance for Community Health Systems, which further demonstrates the strength of our operating strategy. The improved volume trends and higher operating revenues were positively affected by a strong flu season, an increase in respiratory - related volume, successful physician recruitment efforts and addition of new services in our hospitals, as well as the incremental gains from recent acquisitions. Additionally, our strong focus on expense management, our standardized and centralized operating platform and improved industry economics are all having a positive impact on our operating income. For all of these reasons, we look forward to another successful year for Community Health Systems."

         On March 1, 2005, the Company completed the acquisition of Chestnut Hill Hospital (222 beds) in Philadelphia, Pennsylvania. The University of Pennsylvania Health Systems holds a minority interest in this hospital.

         "Our ability to identify and selectively acquire hospitals has consistently placed Community Health Systems in front of the market," Smith added. "We are off to a great start for 2005 with the completion of one acquisition during the first quarter. More importantly, we have an active pipeline of acquisition candidates and remain confident we will meet our goal to add two to four new hospitals to our portfolio this year. Every new hospital provides additional growth opportunities for the Company as we expand our coverage into new markets. Our proven track record in integrating and improving the performance of newly acquired hospitals, and more importantly, developing positive community relations, has continued to be a distinct competitive advantage for Community Health Systems. Our strategic objective is clear - deliver favorable and consistent results and ensure that our hospitals achieve or maintain their position as the dominant health care provider in their respective markets. We are excited about our prospects for 2005 and will continue to balance our operating strategy with our objective to build value for both our shareholders and the communities we serve."

         Located in the Nashville, Tennessee suburb of Brentwood, Community Health Systems, Inc. is a leading operator of general acute care hospitals in non-urban communities throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 68 hospitals in 21 states. Its hospitals offer a broad range of inpatient medical and surgical services, outpatient treatment and skilled nursing care. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol "CYH".

         Community Health Systems, Inc. will hold a conference call to discuss this press release on Thursday, April 28, 2005, at 10:30 a.m. Central, 11:30 a.m. Eastern. Investors will have the opportunity to listen to a live Internet broadcast of the conference call by clicking on the Investor Relations link of the Company's website at www.chs.net, or at www.fulldisclosures.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and continue through May 28, 2005. A copy of the Company's Form 8-K (including this press release) and conference call slide show will also be available on the Company's website at www.chs.net.

      Statements contained in this news release regarding expected operating results, acquisition transactions and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2004, quarterly reports on Form 10-Q, current reports on Form 8-K and recent registration statements. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.




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


CYH Announces First Quarter 2005 Results
Page 3
April 27, 2005


                         COMMUNITY HEALTH SYSTEMS, INC.
                              FINANCIAL HIGHLIGHTS
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                                      THREE MONTHS ENDED
                                                           MARCH 31,
                                                   ------------------------
                                                     2005           2004(a)
                                                   --------        --------
     Net operating revenues                        $914,108        $787,373
     Adjusted EBITDA(b)                            $142,097        $123,580
     Income from continuing operations             $ 47,692        $ 41,596
     Net income                                    $ 35,988        $ 40,726
     Income from continuing operations
         per share-basic                           $   0.54        $   0.42
     Income from continuing operations
         per share-diluted                         $   0.51        $   0.40
     Net income per share - basic                  $   0.41        $   0.41
     Net income per share - diluted                $   0.39        $   0.39
     Weighted average number of shares
        outstanding - basic                          87,926          98,698
     Weighted average number of shares
        outstanding - diluted                        98,087(c)      109,136(c)
     Net cash provided by operating activities     $148,709        $ 61,731

(a) Pursuant to FASB No. 144, the Company has restated its prior period first quarter 2004 financial statements and statistical results to reflect the reclassification as discontinued operations four additional hospitals, three of which were sold during the first quarter of 2005 and one hospital where the lease expired during the first quarter of 2005. Three hospitals, including one designated as held for sale at December 31, 2004, were classified as discontinued operations in 2004.

(b) EBITDA consists of income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations and minority interest in earnings. The Company has from time to time sold minority interests in certain of its subsidiaries or acquired subsidiaries with existing minority interest ownership positions. The Company believes that it is useful to present adjusted EBITDA because it excludes the portion of EBITDA attributable to these third party interests and clarifies for investors the Company's portion of EBITDA generated by continuing operations. The Company uses adjusted EBITDA as a measure of liquidity. The Company has included this measure because it believes it provides investors with additional information about the Company's ability to incur and service debt and make capital expenditures. Adjusted EBITDA is the basis for a key component in the determination of the Company's compliance with some of the covenants under the Company's senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

     Adjusted EBITDA is not a measurement of financial performance or liquidity under generally accepted accounting principles. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.




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


CYH Announces First Quarter 2005 Results
Page 4
April 27, 2005


     The following table reconciles adjusted EBITDA, as defined, to net cash provided by operating activities as derived directly from the consolidated financial statements for the three months ended March 31, 2005 and 2004 (in thousands):

                                                            THREE MONTHS ENDED
                                                                 MARCH 31,
                                                          ------------------------
                                                           2005             2004
                                                          ---------      ---------
     Adjusted EBITDA                                      $ 142,097      $ 123,580
     Interest expense, net                                  (22,781)       (18,047)
     Provision for income taxes                             (30,491)       (27,115)
     Loss from operations of hospitals sold and
         lease termination, net of taxes                     (4,086)          (870)
     Depreciation and amortization of
         discontinued operations                                891          2,002
     Other non-cash expenses, net                                25           (491)
     Net changes in operating assets and liabilities,
         net of effects of acquisitions                      63,054        (17,328)
                                                          ---------      ---------
     Net cash provided by operating activities            $ 148,709      $  61,731
                                                          =========      =========

(c) Adjusted to include assumed exercise of stock awards and assumed conversion of convertible notes. Since the income per share impact of the conversion of the convertible notes is less than the basic income per share for both periods presented, the convertible notes are dilutive and accordingly must be included in the fully diluted calculation (after tax interest savings of $2.2 million per quarter and 8.6 million shares added to the calculation of fully diluted earnings per share).

-----

The Company is reaffirming its previous 2005 guidance, except for income from continuing operations per share- diluted for the full year of 2005, which will increase from the Company's previous guidance range of $1.78 to $1.88 to the Company's revised range of $1.82 to $1.92, to reflect the solid performance above guidance in the first quarter of 2005. Reference is made to the Company's current report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2005, which sets forth the assumptions used in developing the 2005 guidance and the cautionary statements made as to reliance on this guidance.




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


CYH Announces First Quarter 2005 Results
Page 5
April 27, 2005


                         COMMUNITY HEALTH SYSTEMS, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                                                THREE MONTHS ENDED
                                                                     MARCH 31,
                                                             ------------------------
                                                               2005            2004
                                                             ---------      ---------
     Net operating revenues                                  $ 914,108      $ 787,373
                                                             ---------      ---------

     Operating expenses:
       Salaries and benefits                                   362,788        314,420
       Provision for bad debts                                  93,994         81,092
       Supplies                                                113,569         95,724
       Other operating expenses                                201,660        172,557
       Depreciation and amortization                            40,246         36,449
       Minority interests in earnings                              887            373
                                                             ---------      ---------
         Total expenses                                        813,144        700,615
                                                             ---------      ---------

     Income from operations                                    100,964         86,758
     Interest expense, net                                      22,781         18,047
                                                             ---------      ---------
     Income from continuing operations
       before income taxes                                      78,183         68,711
     Provision for income taxes                                 30,491         27,115
                                                             ---------      ---------
     Income from continuing operations                          47,692         41,596
                                                             ---------      ---------
     Discontinued operations, net of taxes;
       Loss from operations                                     (4,086)          (870)
       Loss on sale of hospitals                                (7,618)            --
                                                             ---------      ---------
     Loss on discontinued operations                           (11,704)          (870)
                                                             ---------      ---------
     Net income                                              $  35,988      $  40,726
                                                             =========      =========
     Income from continuing operations per share-basic       $    0.54      $    0.42
                                                             =========      =========
     Income from continuing operations per share-diluted     $    0.51      $    0.40
                                                             =========      =========
     Net income per share - basic                            $    0.41      $    0.41
                                                             =========      =========
     Net income per share - diluted                          $    0.39      $    0.39
                                                             =========      =========
     Weighted average number of shares outstanding:
       Basic                                                    87,926         98,698
                                                             ---------      ---------
       Diluted                                                  98,087        109,136
                                                             ---------      ---------
     Net Income per share calculation:
       Net income                                            $  35,988      $  40,726
       Add - Convertible notes interest, net of taxes            2,189          2,189
                                                             ---------      ---------
       Adjusted net income                                   $  38,177      $  42,915
                                                             =========      =========
     Weighted average number of shares
       outstanding - basic                                      87,926         98,698
       Add effect of dilutive securities:
         Unvested common shares                                     --             39
         Stock awards                                            1,579          1,817
         Convertible notes                                       8,582          8,582
                                                             ---------      ---------
     Weighted average number of shares
       outstanding - diluted                                    98,087        109,136
                                                             =========      =========




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


CYH Announces First Quarter 2005 Results
Page 6
April 27, 2005


                         COMMUNITY HEALTH SYSTEMS, INC.
                             SELECTED OPERATING DATA
                                   (Unaudited)
                                ($ in thousands)

                                                                       FOR THE THREE MONTHS ENDED MARCH 31,
                                                    -----------------------------------------------------------------------------
                                                                 CONSOLIDATED                              SAME-STORE
                                                    ------------------------------------     ------------------------------------
                                                       2005          2004       % CHANGE        2005          2004       % CHANGE
                                                    ---------     ---------     --------     ---------     ---------     --------
Number of hospitals (at end of period)                     68            65                         65            65
Licensed beds (at end of period)                        7,703         7,230                      7,168         7,230
Beds in service (at end of period)                      6,298         5,785                      5,800         5,785
Admissions                                             75,885        68,682        10.5%        71,407        68,682         4.0%
Adjusted admissions                                   135,341       123,511         9.6%       126,931       123,511         2.8%
Patient days                                          320,746       285,780        12.2%       299,897       285,780         4.9%
Average length of stay (days)                             4.2           4.2                        4.2           4.2
Occupancy rate (average beds in service)                 57.8%         54.3%                      57.5%         54.3%
Net operating revenues                              $ 914,108     $ 787,373        16.1%     $ 851,343     $ 785,513         8.4%
Net inpatient revenue as a % of
          total net operating revenues                   51.9%         51.2%                      52.0%         51.3%
Net outpatient revenue as a % of
          total net operating revenues                   47.0%         47.2%                      47.0%         47.3%
Income from operations                              $ 100,964     $  86,758        16.4%     $  96,495     $  85,336        13.1%
Income from operations as a
          % of net operating revenues                    11.0%         11.0%                      11.3%         10.9%
Depreciation and amortization                       $  40,246     $  36,449                  $  38,235     $  36,449
Minority interest in earnings                           $ 887         $ 373                      $ 800         $ 373
Liquidity Data:
Adjusted EBITDA                                     $ 142,097     $ 123,580        15.0%
Adjusted EBITDA as a % of net
   operating revenues                                    15.5%         15.7%
Net cash provided by operating activities           $ 148,709     $  61,731
Net cash provided by operating activities as             16.3%          7.8%
    a % of net operating revenue




-----

Continuing operating results and statistical data exclude discontinued operations for all periods presented.




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


CYH Announces First Quarter 2005 Results
Page 7
April 27, 2005


                         COMMUNITY HEALTH SYSTEMS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                                 (in thousands)


                                                               MARCH 31,       DECEMBER 31,
                                                                 2005              2004
                                                              -----------      -----------
     ASSETS
     Current assets:
         Cash and cash equivalents                            $   218,447      $    82,498
         Patient accounts receivable, net                         606,541          597,261
         Other current assets                                     131,206          135,690
                                                              -----------      -----------
               TOTAL CURRENT ASSETS                               956,194          815,449
                                                              -----------      -----------

     Property and equipment                                     1,916,690        1,924,843
          Less accumulated depreciation and amortization         (439,455)        (440,295)
                                                              -----------      -----------
               Property and equipment, net                      1,477,235        1,484,548
                                                              -----------      -----------
     Goodwill, net                                              1,205,120        1,213,783
                                                              -----------      -----------
     Other assets, net                                            122,566          118,828
                                                              -----------      -----------

               TOTAL ASSETS                                   $ 3,761,115      $ 3,632,608
                                                              ===========      ===========

     LIABILITIES AND STOCKHOLDERS' EQUITY
     Current liabilities:
          Current maturities of long-term debt                $    25,040      $    26,867
          Accounts payable and accrued liabilities                397,776          335,492
                                                              -----------      -----------
               TOTAL CURRENT LIABILITIES                          422,816          362,359
                                                              -----------      -----------

     Long-term debt                                             1,794,912        1,804,868
                                                              -----------      -----------
     Other long-term liabilities                                  241,977          225,390
                                                              -----------      -----------
     Stockholders' equity                                       1,301,410        1,239,991
                                                              -----------      -----------

               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $ 3,761,115      $ 3,632,608
                                                              ===========      ===========









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


CYH Announces First Quarter 2005 Results
Page 8
April 27, 2005


                         COMMUNITY HEALTH SYSTEMS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                 (in thousands)

                                                                THREE MONTHS ENDED
                                                                     MARCH 31,
                                                              -----------------------
                                                                2005           2004
                                                              ---------      --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income                                                  $  35,988      $ 40,726
  Adjustments to reconcile net income to net cash
    provided by operating activities:
  Depreciation and amortization                                  41,137        38,451
  Minority interest in earnings                                     887           373
  Loss on sale of hospitals                                       6,295            --
  Other non-cash expenses, net                                       25          (491)
  Net changes in operating assets and liabilities, net of
    effects of acquisitions                                      64,377       (17,328)
                                                              ---------      --------
    NET CASH PROVIDED BY OPERATING ACTIVITIES                   148,709        61,731
                                                              ---------      --------

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisitions of facilities and other related equipment        (24,854)       (3,986)
  Purchases of property and equipment                           (33,166)      (39,897)
  Proceeds from sale of hospitals                                51,861            --
  Proceeds from sale of hospital equipment                        2,131           839
  Increase in other assets                                       (7,237)       (7,408)
                                                              ---------      --------
    NET CASH USED IN INVESTING ACTIVITIES                       (11,265)      (50,452)
                                                              ---------      --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from exercise of stock options                        15,958         1,012
  Stock repurchase                                               (4,390)           --
  Deferred financing costs                                         (749)           --
  Proceeds from minority investments in joint ventures            1,383            --
  Redemption of minority investments in joint ventures             (290)         (993)
  Distribution to minority investors in joint ventures             (382)         (328)
  Borrowing under credit agreement                                   --        34,440
  Repayments of long-term indebtedness                          (13,025)      (45,641)
                                                              ---------      --------
    NET CASH USED IN FINANCING ACTIVITIES                        (1,495)      (11,510)
                                                              ---------      --------

NET CHANGE IN CASH AND CASH EQUIVALENTS                         135,949          (231)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                 82,498        16,331
                                                              ---------      --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                    $ 218,447      $ 16,100
                                                              =========      ========



                                     -END-